UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 18, 2007

AT&T Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As a result of AT&T Inc.’s (AT&T) December 29, 2006 acquisition of BellSouth Corporation (BellSouth), AT&T has revised the classification of BellSouth in its segment reporting to represent how AT&T manages its business following the BellSouth acquisition. The segments are as follows:

•

The wireline segment consists of the results of AT&T’s traditional wireline segment, BellSouth’s communications group operations and the results from business and consumer operations at AT&T Corp., which was acquired by AT&T in November 2005.

•	The wireless segment consists primarily of the results of AT&T Mobility LLC, formerly Cingular Wireless LLC.
•	The advertising & publishing segment consists of the results of AT&T’s traditional directory segment and BellSouth’s advertising and publishing businesses.
•	The other segment consists of results from Sterling Commerce Inc., international and corporate operations.

As a convenience to investors who may want to consider the effects of the above in advance of first quarter earnings, AT&T today is making available consolidated and pro forma quarterly financial statements for the previous two years. Restatement of the historical segment results for the quarters, and pro forma presentation of segment revenue for the quarters and year, ended 2006 and 2005 is provided as Exhibits 99a-99c hereto. Exhibit 99c also includes a breakdown of the pro forma wireline segment revenue into categories of major product and customer classes.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this report:

(d) Exhibits

Exhibit No.	Description

99a	Historical consolidated financial information
99b	Restated segment results
99c	Pro forma financial information

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.

Date: April 18, 2007	By /s/ John J. Stephens John J. Stephens Vice President and Controller